AMENDED AND RESTATED BYLAWS
OF
RANCHER ENERGY CORP.

December 13, 2006

ARTICLE I

OFFICES AND CORPORATE SEAL

Section 1.1  Registered Office. The registered office of RANCHER ENERGY CORP. (the “Corporation”) in the State of Nevada shall be c/o The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511. In addition to its registered office, the Corporation shall maintain a principal office at a location determined by the Corporation’s Board of Directors (the “Board”). The Board may change the Corporation’s registered office and principal office from time to time.

Section 1.2  Other Offices. The Corporation may also maintain offices at such other place or places, either within or without the State of Nevada, as the Board may designate from time to time and the Corporation’s business may be transacted at such other offices with the same effect as that conducted at the principal office.

Section 1.3  Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation, but nevertheless if in any instance a corporate seal be used, the same shall be a circle having on the circumference thereof the Corporation’s name and in the center the words “corporate seal”, the year incorporated, and the state where incorporated.

ARTICLE II

SHAREHOLDERS

Section 2.1  Shareholders Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation between the hours of 9:00 a.m. and 5:00 p.m., or at such other time and place as the Board may fix from time to time, or in the absence of direction by the Board, by the President or Secretary of the Corporation, either within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. A special or annual meeting called by shareholders owning a majority of the entire capital stock of the Corporation pursuant to Sections 2.2 or 2.3 shall be held at the place designated by the shareholders calling the meeting in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2  Annual Meetings. Annual meetings of shareholders shall be held on a date designated by the Board or if that day shall be a legal holiday, then on the next succeeding business day or at such other date and time as the Board shall designate from time to time and stated in the notice of the meeting. At the annual meeting, shareholders shall elect the Board and transact such other business as may properly be brought before the meeting. In the event that an annual meeting is not held on the date specified in this Section 2.2, the annual meeting may be held on the written call of the shareholders owning a majority of the entire capital stock of the Corporation issued, outstanding, and entitled to vote.

Section 2.3  Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by Nevada statute or by the Articles of Incorporation (the “Articles”), may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board, or at the request in writing of shareholders owning a majority of the entire capital stock of the Corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. In the event that the President or Secretary fails to call a meeting pursuant to such a request, a special meeting may be held on the written call of the shareholders owning a majority of the entire capital stock of the Corporation issued, outstanding, and entitled to vote.

Section 2.4  List of Shareholders. The officer who has charge of the stock transfer books for shares of the Corporation shall prepare and make, no more than two (2) days after notice of a meeting of shareholders is given, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to examination and copying by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

Section 2.5  Notice of Shareholders Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally or by mail, to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the Corporation. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice unless determined otherwise by the majority vote of the holders of all of the issued and outstanding shares of the Corporation present at the meeting in person or represented by proxy. Any notice to shareholders required by Chapters 78 or 92A of the Nevada Revised Statutes (or any successor statutes), the Articles or these Bylaws is effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. A shareholder may revoke such consent only by written notice to the corporation. For purposes of this Section 2.5, “electronic transmission” means any form of communication not directly involving the physical transmission of paper that (i) creates a record that may be retained, retrieved and reviewed by a recipient of the communication, and (ii) may be directly reproduced in paper form by the recipient through an automated process.

Section 2.6  Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or permitted to vote at, any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or permitted to vote at, a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or permitted to vote at, a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, the record date shall be 4:00 p.m. on the day before the day on which notice of the meeting is given or, if notice is waived, the record date shall be 4:00 p.m. on the day before the meeting is held. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.6, such determination shall apply to any adjournment thereof, provided that the Board must fix a new record date for the adjourned meeting if the date of the adjourned meeting is more than sixty (60) days later than the date set for the original meeting. The Board may adopt a resolution prescribing a record date for determining shareholders entitled to express consent to action without a meeting pursuant to Section 2.9. The date prescribed by the Board may not precede or be more than ten (10) days after the date the Board adopts the resolution. If the Board does not adopt such a resolution and (i) no prior action by the Board is required before the matter is submitted for shareholder consideration, the record date shall be the first day on which the first shareholder signs the consent, or (ii) prior action by the Board is required before the matter is submitted for shareholder consideration, the record date shall be 4:00 p.m. on the day the Board adopts the resolution approving such action.

Section 2.7  Quorum and Adjournment.

(a)
The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by Nevada statute or by the Articles.

(b)
Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless the vote of a greater number or voting by classes is required by Nevada statute or the Articles, the affirmative vote of the majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; and provided further, that the affirmative vote of a majority of the shares then present shall be sufficient in all cases to adjourn a meeting.

(c)
If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.8  Voting. At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after six (6) months from its date, unless the proxy provides for a longer period not to exceed seven (7) years.

Section 2.9  Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote with respect to the subject matter of the action unless a greater percentage is required by law, in which case such greater percentage shall be required.

Section 2.10  Waiver. A shareholder’s attendance at a meeting shall constitute a waiver of any objection to defective notice or lack of notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting, and shall constitute a waiver of any objection to consideration of a particular matter at the meeting unless the shareholder objects to considering the matter when it is presented. A shareholder may otherwise waive notice of any annual or special meeting of shareholders by executing a written waiver of notice, or by transmitting an electronic record of waiver of notice, either before, at or after the time of the meeting.

Section 2.11  Conduct of Meetings. The Corporation’s President shall preside over all meetings of the shareholders. The secretary for the meeting shall be the Secretary of the Corporation, or if the Secretary of the Corporation is absent, then the President shall appoint any person present to act as secretary. The President shall conduct the meeting in accordance with the Corporation’s Articles, Bylaws and the notice of the meeting, and may establish rules for conducting the business of the meeting. After calling the meeting to order, the President shall call for the election inspector, or if no inspector is present then the secretary of the meeting, to tabulate the votes represented at the meeting and entitled to be cast. If directors are to be elected, the tabulation of votes present at the meeting shall be announced prior to the casting of votes for the directors.

Section 2.12  Election Inspector. The Board, in advance of any shareholders meeting, may appoint an election inspector to act at such meeting. If an election inspector is not so appointed or is not present at the meeting, the President may, and upon the request of any person entitled to vote at the meeting shall, make such appointment. If appointed, the election inspector will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; receive and count votes, ballots and consents and announce the results thereof; hear and determine all challenges and questions pertaining to proxies and voting; and, in general, perform such acts as may be proper to ensure the fair conduct of the meeting.

Section 2.13 Control Share Acquisition. Notwithstanding any other provision of the Articles or these Bylaws, Sections 78.378 through 78.3793 of the Nevada Revised Statutes (or any successor statutes) shall not apply to any acquisition by any person of shares of stock of the Corporation.

ARTICLE III

DIRECTORS

Section 3.1  Number and Election. The number of directors that shall constitute the whole Board shall be not less than one (1) nor more than thirteen (13). The Board, from time to time, and within the limits specified above, shall determine the exact number of authorized directors. The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the Articles of Incorporation or by a duly adopted amendment to the Bylaws. Directors shall be elected by the shareholders, and each director shall serve until the next annual meeting and until his successor is elected and qualified, or until resignation or removal.

Section 3.2  Powers. The Board shall manage the Corporation’s business and affairs. The Board may exercise all such powers of the Corporation and do all such lawful acts as are not by Nevada statute, the Articles, or these Bylaws directed or required to be exercised or done by the shareholders.

Section 3.3.  Resignation of Directors. Any director may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

Section 3.4  Removal of Directors. Any director or the entire Board may be removed, with or without cause, by a vote of the holders of not less than two-thirds of the shares then entitled to vote at an election of directors at a meeting of shareholders called expressly for that purpose.

Section 3.5  Vacancies. Vacancies resulting from the resignation or removal of a director and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining directors, though less than a quorum.

Section 3.6  Place of Meetings. All Board meetings shall be held at such time and place as the Board may determine, and such meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.

Section 3.7  Annual Meetings. Annual Board meetings shall be held immediately following the annual shareholder meeting and in the same place as the annual shareholder meeting. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special Board meetings, or as shall be specified in a written waiver of notice by all of the directors.

Section 3.8  Regular Meetings. Regular Board meetings may be held without notice at such time and at such place as the Board shall determine from time to time.

Section 3.9  Special Meetings. The President or Secretary may call special Board meetings with one (1) days notice to each director, either personally, by mail, by telegram, or by telephone; special meetings shall be called in like manner and on like notice by the President or Secretary on the written request of two (2) directors and shall in such case be held at the time requested by those directors, or if the President or Secretary fails to call the special meeting as requested, then the meeting may be called by the two (2) requesting directors and shall be held at the time designated by those directors in the notice. Any notice to directors required by Chapters 78 or 92A of the Nevada Revised Statutes (or any successor statutes), the Articles or these Bylaws is effective if given by a form of electronic transmission consented to by the directors to whom the notice is given. A director may revoke such consent only by written notice to the corporation. For purposes of this Section 3.9, “electronic transmission” means any form of communication not directly involving the physical transmission of paper that (i) creates a record that may be retained, retrieved and reviewed by a recipient of the communication, and (ii) may be directly reproduced in paper form by the recipient through an automated process.

Section 3.10  Quorum and Voting. A quorum at any Board meeting shall consist of a majority of the number of directors then serving, but not less than two (2) directors, provided that if and when a Board comprised of one (1) member is authorized, or in the event that only one (1) director is then serving, then one (1) director shall constitute a quorum. If a quorum shall not be present at any Board meeting, the directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present, then the affirmative vote of a majority of directors present is the act of the Board.

Section 3.11  Action Without Meeting. Unless otherwise restricted by the Articles or these Bylaws, any action required or permitted to be taken at any Board meeting or any meeting of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.12  Committees of the Board. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and permitted by law, shall have and may exercise all the authority of the Board, but no such committee shall have the authority of the Board in reference to amending the Corporation’s Articles, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation, or recommending to the shareholders the dissolution of the Corporation or revocation thereof. The Board, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

Section 3.13  Compensation. To the extent authorized by resolution of the Board and not prohibited or limited by the Articles, these Bylaws, or the shareholders, a director may be reimbursed by the Corporation for his expenses, if any, incurred in attending a Board meeting, and may be paid by the Corporation a fixed sum or a stated salary or both for attending Board meetings. No such reimbursement or payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14  Waiver. A director’s attendance at or participation in a meeting shall constitute a waiver of any objection to defective notice or lack of notice of the meeting unless the director objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A director may otherwise waive notice of any annual, regular or special meeting of directors by executing a written waiver of notice, or by transmitting an electronic record of waiver of notice, either before, at or after the time of the meeting.

Section 3.15  Chairman of the Board. A Chairman of the Board may be appointed by the directors. The Chairman of the Board shall perform such duties as from time to time may be assigned to him by the Board, the shareholders, or these Bylaws. The Vice Chairman, if one has been elected, shalI serve in the Chairman’s absence.

Section 3.16  Conduct of Meetings. At each Board meeting, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(a)	The Chairman of the Board;

(b)	The Vice Chairman;

(c)	The President of the Corporation; or

(d)	A director chosen by a majority of the directors present, or if a majority is unable to agree on who shall act as chairman, then the director with the earliest date of birth shall act as the chairman.

The Secretary of the Corporation, or if he shall be absent from such meeting, the person whom the chairman of such meeting appoints, shall act as secretary of such meeting and keep the minutes thereof. The order of business and rules of procedure at each Board meeting shall be determined by the chairman of such meeting, but the same may be changed by the vote of a majority of those directors present at such meeting. The Board shall keep regular minutes of its proceedings.

ARTICLE IV

OFFICERS

Section 4.1  Titles, Offices, Authority. The Board shall choose the officers of the Corporation, which shall include a President, a Secretary and a Treasurer, and may, but need not, include a Chairman, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Vice President, additional Vice Presidents, one or more assistant secretaries and assistant treasurers, or any other officer appointed by the Board. Any number of offices may be held by the same person, unless the Articles or these Bylaws otherwise provide. An officer shall have such authority and shall perform such duties in the management of the Corporation as may be provided by the Articles or these Bylaws, or as may be determined by resolution of the Board or the shareholders in accordance with Articles II or III, as applicable.

Section 4.2  Subordinate Officers. The Board may appoint such subordinate officers, agents or employees as the Board may deem necessary or advisable, including one or more additional Vice Presidents, one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. The Board may delegate to any executive officer or to any committee the power to appoint any such additional officers, agents or employees.

Section 4.3  Appointment, Term of Office, Qualification. The Board shall appoint the officers of the Corporation, and each officer shall serve at the Board’s pleasure until the next annual meeting and until a successor is appointed and qualified, or until resignation or removal.

Section 4.4  Resignation. Any officer may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

Section 4.5  Removal. The Board may remove any officer or agent whenever, in the Board’s judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

Section 4.6  Vacancies. A vacancy in any office, because of death, resignation, removal, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed in Sections 4.1, 4.2 and 4.3 of this Article IV for appointment to such office.

Section 4.7  The President. The President shall preside at all shareholder meetings. The President shall be the Corporation’s Chief Executive Officer and, subject to the Board’s control, shall in general supervise and control all of the Corporation’s business and affairs. He may sign, when authorized by the Board, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and such other duties as the Board may prescribe from time to time.

Section 4.8  The Vice President. Each Vice President shall have such powers and perform such duties as the Board or the President may prescribe from time to time and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his absence or inability to act, the Vice President or, if there shall be more than one Vice President then in office, then one of them, who shall be designated for the purpose by the President or by the Board, shall perform the duties of the President, and when so acting shall have all powers of, and be subject to all the restrictions upon, the President.

Section 4.9  The Secretary. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the shareholders; he shall cause to be given notice of all meetings of the shareholders and directors; he shall be the custodian of the seal of the Corporation and shall affix the seal, or cause it to be affixed, to all proper instruments when deemed advisable by him; he shall have charge of the stock book and also of the other books, records and papers of the Corporation relating to its organization as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept or filed; and he shall in general perform all the duties incident to the office of Secretary. He may sign, with the President, certificates of stock of the Corporation. He shall also have such powers and perform such duties as are assigned to him by these Bylaws, and he shall have such other powers and perform such other duties, not inconsistent with these Bylaws, as the Board shall prescribe from time to time. If no officer has been named as Secretary, the duties of the Secretary shall be performed by the President or a person designated by the President.

Section 4.10  The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such banks and other depositories as the Board may designate, or in the absence of Board direction, as the President may designate; he shall disburse the funds of the Corporation as the Board may order, taking proper vouchers for such disbursements, and shall render to the President and to the directors at the regular Board meetings or whenever they may require it, a statement of all his transactions as Treasurer and an account of the Corporation’s financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as the Board may assign to him from time to time. He may sign, with the President or a Vice President, certificates of stock of the Corporation. If no officer has been named as Treasurer, the Treasurer’s duties shall be performed by the President or a person designated by the President.

Section 4.11  Compensation. The Board shall have the power to set the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to set the compensation of such subordinate officers.

ARTICLE V

AUTHORITY TO INCUR CORPORATE OBLIGATIONS

Section 5.1  Limit on Authority. No officer or agent of the Corporation shall be authorized to incur obligations on behalf of the Corporation except as authorized by the Articles or these Bylaws, or by resolution of the Board or the shareholders. Such authority may be general or confined to specific instances.

Section 5.2  Contracts and Other Obligations. To the extent authorized by the Articles or these Bylaws, or by resolution of the Board or the shareholders, officers and agents of the Corporation may enter into contracts, execute and deliver instruments, sign and issue checks, and otherwise incur obligations on behalf of the Corporation.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 6.1  Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as the Board shall determine. Such certificates shall be signed by the President or a Vice President and by the Secretary or an assistant secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the Corporation’s stock transfer books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

Section 6.2  Issuance. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for the shares is adequate. A certificate shall not be issued for any share until such share is fully paid.

Section 6.3  Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be set by resolution of the Board.

ARTICLE VIII

DIVIDENDS

From time to time the Board may declare, and the Corporation may pay, dividends on the Corporation’s outstanding shares in the manner and upon the terms and conditions provided by law and its Articles.

ARTICLE IX

INDEMNIFICATION

The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws. The Corporation’s obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.

ARTICLE X

REPEAL, ALTERATION OR AMENDMENT

These Bylaws may be repealed, altered, or amended, or substitute Bylaws may be adopted at any time by a majority of the Board at any regular or special meeting, or by the shareholders at a special meeting called for that purpose.